EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the
PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs—savings which can help minimize expenses.

It saves Time! Telephone and Internet
voting is instantaneous—24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have
it at hand.

2. Call toll-free 1-866-241-6192 or go to
website: https://vote.proxy-direct.com

3. Follow the recorded directions or on-screen directions.

4. Do not mail your Proxy Card when
you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY CARD	THRIVENT TECHNOLOGY FUND a series of THRIVENT MUTUAL FUNDS 625 Fourth Avenue South Minneapolis, Minnesota 55415 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2009	PROXY CARD

The undersigned hereby appoints David S. Royal, John L .Sullivan, and Russell W. Swansen, or any of them, true and lawful proxies, with power of substitution, to represent and vote all shares which the undersigned is entitled to vote at the Special Meeting of Shareholders of Thrivent Technology Fund to be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota 55415 on May 15, 2009 at 9:00 a.m. Central Time, and any adjournments thereof, on the matters set forth and described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement is hereby acknowledged. The board of trustees recommends a vote “FOR” the proposal.

Discretionary authority is hereby conferred as to all other matters as may properly come before the meeting.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-241-6192

999 9999 9999 999	1234 5678

NOTE: Please sign exactly as your name appears hereon. If shares are held jointly, either holder may sign. Corporate proxies should be signed by an authorized officer.

Signature

Signature of joint owner, if any

Date	TTF_19922_021209

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Thrivent Technology Fund

Shareholder Meeting to Be Held on May 15, 2009.

The Proxy Statement and Proxy Card for this meeting are available at: https://www.proxy-direct.com/thr19922

Please detach at perforation before mailing.

This proxy card is solicited on behalf of the Board of Trustees of Thrivent Mutual Funds. You must mark the box “ABSTAIN” if you wish to abstain. Abstentions have the same effect as votes cast “AGAINST” a proposal. When this voting instruction form is properly executed, the shares represented hereby will be voted in accordance with the choices made on this form. If no choice is indicated on this form, the voting instruction will be deemed to be affirmative on these matters. The board of trustees recommends a vote “FOR” the proposal.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ¢

1.      To approve an Agreement and Plan of Reorganization pursuant to which the Target Fund would (i) transfer all of its assets and liabilities to Thrivent Large Cap Growth Fund (the “Acquiring Fund”), a series of the Trust, in exchange for Class A and Institutional Class Shares of the Acquiring Fund, (ii) distribute such Class A and Institutional Class Shares of the Acquiring Fund to shareholders of the Target Fund and (iii) dissolve.

2.      To transact such other business as may properly be presented at the Meeting or any adjournment thereof.

FOR ☐	AGAINST ☐	ABSTAIN ☐

EVERY SHAREHOLDER’S VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY!

TTF_19922_021209